Exhibit 99-B.8.9

[Fidelity Investments Logo] Reliastar Life Insurance Company Mr. J. Neil McMurdie 151 Farmington Ave, TS31 Hartford, Connecticut 06156-8975

Re:	Participation Agreement among Variable Insurance Products Fund (“Fund I”),
Fidelity Distributors Corporation (the “Underwriter”) and Insurance Company
(the “Company”), dated March 16, 1988, as amended;

Participation Agreement among Variable Insurance Products Fund II (“Fund II”), the Underwriter and the Insurance Company, dated January 1, 1991, as amended.

Participation Agreement among Variable Insurance Products Fund I (“Fund I”),
Fidelity Distributors Corporation (the “Underwriter”) and Northern Life Insurance
Company[1] , dated January 1, 1995, as amended; and

Participation Agreement among Variable Insurance Products Fund II (“Fund II”), the Underwriter and the Northern Life Insurance Company, dated January 1,
1995, as amended.

Dear Mr. McMurdie:

The Company, the Underwriter, and Fund I and Fund II, respectively, are parties to the above referenced Participation Agreements (Fund I and Fund II are referred to as the
“Current Funds”). As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing one or more of the portfolios of the Current Funds (the
“Affected Portfolios”) for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding “shell”
portfolios of a new Variable Insurance Products Fund V (“Fund V”). A list of all of the
Affected Portfolios in the Fund I and Fund II covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for your consent to (1) the amendment of each Participation Agreement to add Fund V as a “Fund” party under the terms of each
Participation Agreement (the “Amendment”); and (2) the assignment of all of the each
Current Fund’s rights, benefits and obligations under each Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the

1 On October 1, 2002, Northern Life Insurance Company merged with and into ReliaStar Life Insurance
Company and all rights, powers, privileges, liabilities and duties of Northern Life Insurance Company under these Participation Agreements, as amended, were transferred to ReliaStar Life Insurance Company by operation of law.

“Assignment”). Each Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein. The Amendment will also add the following clarifying language to each Participation Agreement as a new Article A of the Agreement:

This Agreement shall create a separate participation agreement for each Fund, as though the Company and the Underwriter had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

Your signature below will indicate the Company’s consent to the Amendment and
Assignment of each Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter. If for some reason we have not obtained your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreements, we will deem the Company to have consented to each Amendment and Assignment. Please do not hesitate to contact your
Fidelity Relationship Manager or Key Account Manager if you have any questions.

Very truly yours,

FIDELITY DISTRIBUTORS CORPORATION

By: /s/ William Loehning Name: William Loehning Title: Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II and VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Kimberley Monasterio Name: Kimberley Monasterio Title: Treasurer

The Undersigned Consents to the Amendment and Assignment of each Participation Agreement as of this 2nd day of July, 2007: RELIASTAR LIFE INSURANCE COMPANY

By: /s/ Catherine H. Smith Name: Catherine H. Smith Title: Senior Vice President

Please keep one copy and return the other to: Sharon Salter, Director, Contracts Management Fidelity Investments 100 Salem Street, O2N Smithfield, RI 02917

Exhibit A

AFFECTED PORTFOLIOS	FUND V PORTFOLIOS

Variable Insurance Products Fund	Variable Insurance Products Fund V

Money Market Portfolio	Money Market Portfolio
Variable Insurance Products Fund II

Asset Manager Portfolio
Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio

Variable Insurance Products Fund IV

Freedom Income Portfolio
Freedom 2005 Portfolio
Freedom 2010 Portfolio
Freedom 2015 Portfolio
Freedom 2020 Portfolio
Freedom 2025 Portfolio
Freedom 2030 Portfolio
FundsManager 20% Portfolio
FundsManager 50% Portfolio
FundsManager 70% Portfolio
FundsManager 85% Portfolio
Strategic Income Portfolio

Asset Manager Portfolio
Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio

Freedom Income Portfolio
Freedom 2005 Portfolio
Freedom 2010 Portfolio
Freedom 2015 Portfolio
Freedom 2020 Portfolio
Freedom 2025 Portfolio
Freedom 2030 Portfolio
FundsManager 20% Portfolio
FundsManager 50% Portfolio
FundsManager 70% Portfolio
FundsManager 85% Portfolio
Strategic Income Portfolio